CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned herby certify in their capacity as Chief Financial Officer and Chief Executive Officer, respectively, of RENN Global Entrepreneurs Fund, Inc. (the “Fund”), that:

(a)
the Annual Report of the Fund on Form N-CSR for the period ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; as amended

(b)	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Fund for such period.

By:	/s/ Russell Cleveland
Russell Cleveland
Chief Executive Officer

Date:	March 7, 2011

By:	/s/ Barbe Butschek
Barbe Butschek
Chief Financial Officer

Date:	March 7, 2011